UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2026

SIGNET JEWELERS LIMITED
(Exact name of registrant as specified in its charter)

 Commission File Number: 1-32349

Bermuda	Not Applicable
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Richmond House
12 Par-la-Ville Road
Hamilton
HM 08
Bermuda
(Address of principal executive offices, including zip code)

 (441) 295 5950
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of $0.18 each	SIG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2026, the Board of Directors of Sterling Jewelers Inc. (“Sterling”), a subsidiary of Signet Jewelers Limited (the “Company”), approved the amendment and restatement of the Sterling Jewelers Inc. Deferred Compensation Plan (as amended and restated, the “Plan”), effective January 1, 2027. The Plan is intended to be an unfunded, nonqualified deferred compensation plan that allows a select group of management or highly compensated employees within the meaning of the Employee Retirement Income Security Act of 1974, as amended (ERISA), including the Company’s named executive officers, to voluntarily defer compensation in a manner intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “IRC”). The Plan will be administered by the Sterling Board of Directors (the “Board”), or such other administrative committee as the Board may designate.

Participants in the Plan are designated by the Board, or such other administrative committee as the Board may designate, and may elect to defer up to 75% of their base salary and up to 90% of their annual cash bonus. All participant cash deferrals and related earnings will be fully vested under the Plan. Equity awards may not be deferred under the Plan. The Plan provides for matching employer contributions in an amount equal to 100% of the first 3%, plus 50% of the next 2%, of the employee’s deferred annual base salary and annual cash bonus. The Plan also permits discretionary employer contributions. Matching employer contributions made on or after January 1, 2027 will be fully vested when made. Employer discretionary contributions credited before January 1, 2027 remain subject to a five-year graded vesting schedule, with full vesting upon retirement or a change of control.

Participant account balances are credited with earnings based on their self-directed investment elections under the Plan. Upon retirement (a separation from service on or after age 60 with five years of service), amounts are payable, as elected by the participant, in a lump sum, in monthly installments over 60, 120, or 180 months, or in a lump sum on a deferred date between one and fifteen years following separation. Upon other separations from service, amounts are generally payable in a lump sum. Participants may also elect a short-term payout on a specified date. Payments to Specified Employees (as defined in the Plan) upon a separation from service are subject to a six-month delay under Section 409A of the IRC. Upon the automatic termination of the Plan on a change of control, account balances will be paid in a lump sum. The Plan may be amended by the Board at any time, except that no amendment may reduce a participant’s account balance below the amount payable had the participant separated from service or retired on the effective date of the amendment.

The foregoing description is qualified in its entirety by reference to the Plan, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Description of Exhibit
10.1†	Sterling Jewelers Inc. Deferred Compensation Plan, as amended and restated effective January 1, 2027.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Management contract or compensatory plan or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIGNET JEWELERS LIMITED

Date:	November 5, 2026	By:	/s/ Joan M. Hilson
		Name:	Joan M. Hilson
		Title:	Chief Operating and Financial Officer